                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                   CONTACT:
                                                        John G. Lewis, CFO
[XATA LOGO]                                             XATA Corporation
                                                        952-707-5600


                       XATA RELEASES FIRST QUARTER RESULTS

                  COMPANY ENCOURAGED BY DEMAND FOR NEW PRODUCTS

MINNEAPOLIS, JAN. 30, 2003 -- XATA Corporation (Nasdaq/SC: XATA), the leader in fleet management solutions for the commercial trucking industry, today reported net sales of $3.0 million for its first quarter of fiscal 2003, which ended Dec. 31, 2002, compared to $4.3 million in the first quarter of fiscal 2002.

"Although our first quarter results lagged those of fiscal 2002, we are pleased with the interest and number of orders placed for both our new OpCenter(TM) satellite-enabled fleet management solution and our new XATANET(TM) 2.0 web-based product," commented Craig Fawcett, XATA president and chief executive officer. "Because these products are not scheduled to be available for shipment until our second fiscal quarter, they have not yet impacted our financial results. Furthermore, while market demand for our fleet management solutions shows signs of improvement, difficult overall economic conditions continued to influence our first quarter sales volume.

"Our $525,000 investment in new product development, added to the $251,000 we invested in the enhancement of released products (included as a component of cost of sales), resulted in $776,000 of total product development expenses," added Fawcett. "This investment, coupled with $364,000 of non-cash amortization charges, resulted in an $854,000 net loss, or $0.12 per share, for our fiscal first quarter."

"We believe that we are definitely on track to fulfill our commitment to significantly grow our company," continued Fawcett. "To this end, we are pleased to report the following recent accomplishments:

         o Announced the planned commercial availability of our new XATANET 2.0 product - enabled with affordable two-way satellite communications - for our second fiscal quarter;

         o Released significant new enhancements and announced the coming availability of affordable two-way satellite communications to our market-leading OpCenter(TM) fleet management solution;

         o Validated customer demand for XATANET with numerous customer orders and pilot programs, and received accolades for XATANET's ability to easily provide ROI-driving information to fleet managers;



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XATA RELEASES FIRST QUARTER RESULTS - PAGE 2

         o Increased services revenue in our first quarter by nearly 20% versus the first quarter of fiscal 2002 by increasing our focus on providing value-added services to our customers.

"Cost of sales as a percent of total sales increased in the current fiscal year due to the effect of spreading certain fixed expense items, including amortization, over a lower revenue base. Our direct variable cost of producing onboard hardware/software systems in the first quarter of fiscal 2003 was comparable to that of the first quarter of fiscal 2002. Selling, general and administrative expenses decreased in the first quarter of fiscal 2003 versus the prior year due to recently implemented operating expense reductions. These changes included the elimination of several positions not involved in areas that we believe will be critical to our success moving forward."

XATA continues to expect fiscal 2003 revenue to exceed that of fiscal 2002. However, due to the planned high level of product development expenses, non-cash amortization expense and costs associated with the launch of new products, the company anticipates a net loss on a GAAP basis for fiscal 2003.

"We continue to be enthusiastic about 2003," concluded Fawcett. "In addition to continued solid demand for our proven Windows(TM)-based OpCenter product line, which today provides the majority of our revenue, we believe the introduction of XATANET 2.0 substantially increases our ability to penetrate the six million commercial trucks operated by private fleets in the U.S."

A pioneer in fleet management solutions since 1985, XATA revolutionized the trucking industry by being the first to introduce paperless driver logs, exception-based reporting and dynamically updated fleet standards. Today, XATA continues to lead the industry by seamlessly combining onboard computing, fleet management software, global positioning and wireless communications to deliver an enterprise-wide fleet management solution. With a relentless commitment to quality, XATA provides its customers with the tools and services to optimize the utilization of their vehicles and drivers, resulting in increased fleet productivity, decreased operational costs, improved customer service - and a rapid return on investment. XATA's products are in use in approximately 30,000 vehicles at over 1,000 fleet locations across North America. For more information, visit www.xata.com or call 1-800-745-9282.

This announcement includes forward-looking statements based on current expectations. Actual results may differ materially. These forward-looking statements involve a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, dependence on positioning systems and communication networks owned and controlled by others, the receipt and fulfillment of new orders for current products, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, and the ability to establish and maintain strategic partner relationships.



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XATA RELEASES FIRST QUARTER RESULTS - PAGE 3





                                XATA CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                       Quarter Ended
                                             -----------------------------------
                                               Dec. 31,               Dec. 31,
                                                 2002                   2001
                                             ------------           ------------
                                              (unaudited)            (unaudited)
                                             ------------           ------------
Net sales                                    $      2,985           $      4,297

Cost of sales                                       1,992                  2,531
Selling, general and administrative                 1,305                  1,534
Research and development                              525                    579
                                             ------------           ------------
Total costs and expenses                            3,822                  4,644
                                             ------------           ------------

Loss from operations                                 (837)                  (347)
Interest and other expense, net                       (17)                   (24)
                                             ------------           ------------

Loss before income taxes                             (854)                  (371)
Income tax expense                                     --                     --
                                             ------------           ------------
Net loss                                     $       (854)          $       (371)
                                             ============           ============

Net loss per common share
     Basic & Diluted                         $      (0.12)          $      (0.05)
                                             ============           ============

Weighted average common and
common share equivalents
     Basic & Diluted                                6,932                  6,894
                                             ============           ============






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XATA RELEASES FIRST QUARTER RESULTS - PAGE 4





                                XATA CORPORATION
                            CONDENSED BALANCE SHEETS
                             (Amounts in thousands)



                                                                Dec. 31,               Sept. 30,
                                                                  2002                   2002
                                                              ------------           ------------
                                                               (unaudited)            (audited)
                                                              ------------           ------------
Current assets
     Cash and cash equivalents                                $      1,389           $      1,058
     Accounts receivable, net                                        3,571                  3,245
     Inventories                                                     1,113                  1,194
     Other current assets                                              131                    111
                                                              ------------           ------------
          Total current assets                                       6,204                  5,608

Equipment and leasehold improvements, net                              582                    569
Capitalized software development costs, net                          2,428                  2,792
                                                              ------------           ------------

          Total assets                                        $      9,214           $      8,969
                                                              ============           ============


Current liabilities
     Bank line of credit                                      $        501           $         --
     Current maturities of long-term debt                              264                    269
     Accounts payable                                                1,018                    923
     Accrued liabilities                                               729                    568
     Deferred revenue                                                1,444                  1,037
                                                              ------------           ------------
          Total current liabilities                                  3,956                  2,797

Long-term debt                                                         308                    373

Shareholders' equity
     Common stock                                                   17,823                 17,818
     Accumulated deficit                                           (12,873)               (12,019)
                                                              ------------           ------------
          Total shareholders' equity                                 4,950                  5,799
                                                              ------------           ------------

          Total liabilities and shareholders' equity          $      9,214           $      8,969
                                                              ============           ============



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